Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 19, 2024, relating to the financial statements of Varex Imaging Corporation and the effectiveness of Varex Imaging Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Varex Imaging Corporation for the year ended September 27, 2024.

/s/ Deloitte & Touche LLP
Salt Lake City, Utah
March 4, 2025